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                                                                 Exhibit (10)(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the inclusion, in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-4 (File No. 33-65195) for the Providentmutual Variable Annuity Separate Account, of the following reports:

              1. Our report dated February 7, 2000 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.

              2. Our report dated February 17, 2000 on our audits of the financial statements of the Providentmutual Variable Annuity Separate Account (comprising thirty-nine subaccounts) as of December 31, 1999, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period then ended.

    We also consent to the reference to our Firm under the caption "Experts" and "Financial Statements."


PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 24, 2000